United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

PC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12991 (Commission File Number)	11-2239561 (IRS Employer Identification Number)

419 Park Avenue South, Suite 500, New York, New York (Address of principal executive offices)	10016 (Zip Code)

Registrant’s telephone number, including area code:  (212) 687-3260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of PC Group, Inc. (the “Company”) held on June 23, 2010, three proposals were submitted to the stockholders.  Each proposal is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 24, 2010.  Each of the proposals was approved and adopted by the requisite vote of stockholders and, accordingly (i) each of the seven nominees of the Board of Directors have been duly elected as directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, (ii) an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split at the discretion of the Board of Directors has been authorized, and (iii) the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants for the year ending December 31, 2010 has been ratified.  The voting results for each proposal are set forth below.

	Voted For	Withheld	Broker Non-Votes
Proposal 1 – To elect seven members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified
Warren B. Kanders	3,686,570	67,674	2,180,800
Peter A. Asch	3,686,570	67,674	2,180,800
Stephen M. Brecher	3,686,470	67,774	2,180,800
Burtt R. Ehrlich	3,686,570	67,674	2,180,800
Stuart P. Greenspon	3,686,110	68,134	2,180,800
W. Gray Hudkins	3,686,110	68,134	2,180,800
David S. Hershberg	3,686,010	68,234	2,180,800

	Voted For	Voted Against	Abstained	Broker Non-Votes
Proposal 2 – To authorize an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split at the discretion of the Board of Directors	5,604,134	321,128	9,782	--

Proposal 3 – To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010	5,626,227	307,636	1,181	--

Item 8.01    Other Events.

At the Annual Meeting of Stockholders of the Company held on June 23, 2010, stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split at the discretion of the Board of Directors at any time within the next two years.  The Board of Directors has not effected a reverse stock split at this time because the Board deems such an action at this time not to be in the best interests of the Company’s stockholders. The Company believes that Nasdaq could issue a final determination to delist and suspend trading on the Nasdaq Capital Market of the Company’s common stock as early as July 19, 2010, the deadline previously given to the Company by Nasdaq to regain compliance with Nasdaq’s $1.00 per share minimum bid price requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 29, 2010	PC Group, Inc. By: /s/ Kathleen P. Bloch Kathleen P. Bloch, Vice President, Chief Operating Officer and Chief Financial Officer